UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 4, 2008

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY
10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Financial Security Assurance Holdings Ltd. (the “Company”) received a “Wells Notice” on February 4, 2008, from the staff of the Philadelphia Regional Office of the Securities and Exchange Commission (the “SEC”) relating to a previously disclosed investigation concerning the bidding of municipal guaranteed investment contracts (“GICs”).  The Wells Notice indicates that the SEC staff is considering recommending that the SEC authorize the staff to bring a civil injunctive action and/or institute administrative proceedings against the Company, alleging violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and Section 17(a) of the Securities Act of 1933.  As previously announced, on November 16, 2006, Financial Security Assurance Inc., along with a number of other financial institutions,  received a subpoena from the SEC relating to the foregoing matter.  The Company understands that it will have an opportunity to respond to the Wells Notice and to discuss the matter with the staff before any recommendation is made to the Commission.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: February 7, 2008	By:	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel and Managing
Director